Exhibit 10.1

SECURITIES PURCHASE AGREEMENT

This Securities Purchase Agreement (this “Agreement”) dated August 22, 2011, by and between Win Gaming Media, Inc., a Nevada corporation (the “Company”), and Wigam LLC, a Delaware limited liability Company (the “Purchaser”).

The Company and the Purchaser agree as follows:

ARTICLE 1
PURCHASE AND SALE

     1.1  Closing.

 (a)  Securities Purchased. At the closings of the transaction contemplated hereby (the “Closing”), the Company will sell and the Purchaser will purchase the following securities of the Company for an aggregate purchase price of US$1,000,000 (one million US dollars) (the “Purchase Price”), as follows:

         (i)  12,500,000 (twelve million five hundred thousand) shares of the Company’s Common Stock $0.001 par value at a price of $0.08 per share, or an aggregate purchase price of US$1,000,000 (one million US dollars)  (the “Shares”); and

         (ii)  Five year warrant to purchase up to an additional 6,250,000 (six million two hundred fifty thousand) shares of the Company’s Common Stock $0.001 par value with an exercise price of $0.08 per share, which will be issued to the Purchaser at the Closing and will be exercisable only after six months from Closing (the "Warrant"). No separate consideration shall be paid for the Warrant. The Warrant shall be in the form appended hereto as Annex "A" (the shares issuable upon the exercise of the Warrant are sometimes referred to hereinafter as the "Warrant Shares" and the Shares and the Warrant Shares are sometime referred to hereinafter as the "Securities").

 (b)  Closing Deliveries. (i) The Closing shall take place on August 31, 2011.  At the Closing or earlier, (1) the Purchaser shall deliver to the Company immediately available funds equal to the Purchase Price, (2) the Company shall deliver to the Purchaser, no later than 45 days following the closing, the Shares and the Warrant, effected by delivering to the Purchaser a copy of the irrevocable instructions to the Company’s transfer agent instructing the transfer agent to deliver the Shares via overnight courier or via the Depository Trust Company Deposit Withdrawal Agent Commission System, and delivery of the Warrant (which may initially be in electronic copy, to be followed immediately by the original executed Warrant), in each case in the name of the Purchaser, and (3) the Company shall procure the appointment of a director designated in writing by the Purchaser to the Board of Directors of the Company; and (ii) The obligations of the Company and the Purchaser to effect the Closing are unconditional.

THE PURCHASER UNDERSTANDS THAT AN INVESTMENT IN THE SECURITIES INVOLVES A HIGH DEGREE OF RISK, AND THAT THE SECURITIES ARE SUBJECT TO RESTRICTIONS ON TRANSFER AND RESALE. THERE CAN BE NO ASSURANCES THAT THE PURCHASER WILL RECOVER ALL OR ANY PORTION OF THIS INVESTMENT.

ARTICLE 2
REPRESENTATIONS AND WARRANTIES

     2.1  Representations and Warranties of the Company.

 (a)  Organization and Qualification.  The Company is a corporation duly incorporated, validly existing and in good standing under the laws of the State of Nevada, with the requisite power and authority to own and use its properties and assets and to carry on its business as currently conducted.

 (b)  Authorization; Enforcement.  The Company has the requisite corporate power and authority to enter into and to consummate the transactions contemplated hereby.  The execution and delivery of this Agreement by the Company and the consummation by it of the transactions contemplated hereby, including the issuance of the Securities, has been duly authorized by all necessary action on the part of the Company.  This Agreement is the valid and binding obligation of the Company enforceable against the Company in accordance with its terms.

 (c)  Issuance of the Securities; Registration.  The Securities are duly authorized and, when issued and paid for in accordance with this Agreement, will be duly and validly issued, fully paid and nonassessable. The Warrant Shares, when issued in accordance with the terms of the Warrant, will be validly issued, fully paid and non assessable.

 (d)  SEC Reports.  Except as otherwise listed in Schedule 2.1(d), the Company has timely filed all reports, schedules, forms, statements and other documents required to be filed by the Company under the Securities Exchange Act of 1934 (the “Exchange Act”) for at least the one (1) year preceding the date hereof (or such shorter period as the Company was required to do so) (the “SEC Reports”). A copy of the latest Quarterly Report on Form 10-Q filed on May 23, 2011 is attached hereto as Exhibit 2.1(d) (the “May 2011 SEC Report”). As of their respective dates, the SEC Reports complied in all material respects with the requirements of the Exchange Act, as applicable, and none of the SEC Reports, when filed, contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading.

 (e)  Material Adverse Change since March 31, 2011.  Except as listed in Schedule 2.1(e) since March 31, 2011, and except as otherwise reported by the Company in reports filed with the U.S. Securities and Exchange Commission, there has not been:

(i)            any material adverse change in the assets, liabilities, financial condition, business or prospects of the Company, from that reflected in the May 2011 SEC Report;

(ii)           any damage, destruction or loss, materially affecting the assets, business, properties, condition (financial or otherwise) of the Company;

(iii)           any waiver or compromise by the Company of a material right or of a material debt owed to it;

(iv)           any satisfaction or discharge of any lien, claim or encumbrance or payment of any obligation by the Company, except in the ordinary course of business;

(v)            any material change or amendment to a material contract or arrangement by which the Company or any of their respective assets or properties is bound or subject;

(vi)            any material change in any compensation arrangement or agreement with any employee, officer, director or shareholder of the Company;

(vii)           any sale, assignment or transfer of any and all intellectual property of the Company, including but not limited to, whether or not patentable, including without limitation, all patents, trademarks, service marks, trade names, copyrights, trade secrets, information, licenses, proprietary rights, processes and concepts;

(viii)          any resignation or termination of employment of any officer or key employee of the Company; and the Company, to the best of its knowledge, does not know of any impending resignation or termination of employment of any such officer or key employee;

(ix)             receipt of written notice that there has been a loss of, or material order cancellation by, any major customer or business associate of the Company;

(x)             any mortgage, pledge, transfer of any interest or equity of any individual or entity (including without limitation any right to acquire, option, or right of pre-emption, or right of first refusal) or any mortgage, charge, pledge, lien, or assignment, or any other encumbrance or security interest or arrangement of whatsoever nature over or in the relevant property in, or lien, created by the Company and/or by its subsidiary, with respect to any of their respective material properties or assets;

(xi)            any loans or guarantees made by the Company to or for the benefit of their respective employees, officers or directors, or any members of their respective immediate families, other than travel advances and other advances made in the ordinary course of its business;

(xii)           any declaration, setting aside or payment or other distribution in respect of the share capital of the Company or any direct or indirect redemption, purchase or other acquisition of any of such share capital by the Company;

(xiii)          any other event or condition of any character that might have a material adverse affect on the assets, properties, financial condition, operating results or business of the Company (as such business is presently conducted and as it is proposed to be conducted); or

(xiv)          any agreement or commitment by the Company to do any of the things described in this Section 2.1(e).

     2.2  Representations and Warranties of the Purchaser

The Purchaser understands that the Securities are being offered and sold in reliance upon certain exemptions from the registration provisions of the Securities Act of 1933, as amended (the “Securities Act”) , and non-public offering exemptions of the securities acts of the states in which the Shares may be offered or sold.  As a condition to purchasing the Securities and becoming an investor in the Company, for the purposes (among others) of the above-mentioned exemptions and qualifications to the extent applicable, and knowing that the Company will rely upon the statements made herein for such exemptions and in determining the Purchaser’s suitability as an investor, the Purchaser represents and warrants as follows:

 (a)                 Organization; Authority.  The Purchaser is an entity duly organized, validly existing and in good standing under the laws of the jurisdiction of its organization with full right, corporate or partnership power and authority to enter into and to consummate the transactions contemplated by this Agreement and otherwise to carry out its obligations hereunder and thereunder. The execution and delivery of this Agreement and performance by the Purchaser of the transactions contemplated by this Agreement have been duly authorized by all necessary corporate or similar action on the part of the Purchaser.  This Agreement has been duly executed by the Purchaser, and is the valid and legally binding obligation of the Purchaser, enforceable against it in accordance with its terms. No consent, approval, order or authorization of, or registration, qualification, designation, declaration or filing with, any governmental authority, including the U.S. Securities and Exchange Commission, is required on the part of the Purchaser in connection with the execution and delivery of this Agreement, or the offer, sale, and delivery of the Securities as contemplated by this Agreement except for the filing of applicable beneficial ownership forms under Section 16 of the Exchange Act and the filing of schedule 13D or 13G as applicable, which Purchaser undertake to make, if applicable.

 (b)  Own Account; Investment Intent.  The Purchaser is acquiring the Securities  as principal for its own account for investment purposes only and not and will not acquire the Shares, the Warrant or the Warrant Shares with a view to or for distributing or reselling them in violation of the Securities Act or any applicable state securities law, has no present intention of distributing any of them in violation of the Securities Act or any applicable state securities law and has no direct or indirect arrangement or understandings with any other persons to distribute or regarding their distribution of such Securities. The Purchaser understands that the Securities included therein are “restricted securities” and have not been registered under the Securities Act or any applicable state securities laws. The Purchaser is acquiring the Securities and each part thereof hereunder in the ordinary course of its business.

 (c)  Regulation D.  (i) The Purchaser is an 'accredited investor' as such term is defined in Rule 501(a) of Regulation D promulgated under the Securities Act; and (ii) it agrees to resell the Shares, the Warrant and the Warrant Shares only in accordance with the provisions of Regulation D, or pursuant to another available exemption from the registration requirements of the Securities Act, and further agrees not to engage in hedging transactions with regard to such securities unless in compliance with the Securities Act.

 (d)  Experience of Such Purchaser.  The Purchaser, either alone or together with its representatives, has such knowledge, sophistication and experience in business and financial matters so as to be capable of evaluating the merits and risks of the prospective investment in the Securities, and has so evaluated the merits and risks of such investment.  The Purchaser is able to bear the economic risk of an investment in the Securities (and each part thereof) and, at the present time, is able to afford a complete loss of such investment.

 (e)  Opportunity to Conduct Due Diligence.  The Purchaser was granted the opportunity to conduct due diligence prior to entering into the transactions contemplated by this Agreement.  No offering memorandum or similar disclosure document has been prepared in connection with the sale of the Securities.  The Purchaser has read this Agreement and is familiar with the terms of the Securities. In making the decision to purchase the Securities, the Purchaser and the Purchaser’s advisors have, prior to any sale to the Purchaser, been given access and the opportunity to examine all books and records of the Company, all contracts and documents relating to the Company, and all filings made by the Company with the U.S. Securities and Exchange Commission,  and an opportunity to ask questions of, and to receive answers from, the Company and to obtain any additional information necessary to verify the accuracy of the information provided to the Purchaser. The Purchaser and the Purchaser’s advisors have been furnished with all materials relating to the business, finances and operations of the Company and materials relating to the offer and sale of the Securities that have been requested. The only representations and warranties being given to the Purchaser by the Company are as contained in this Agreement.

 (f)  Risks Associated with Investment in the Company. The Purchaser has been advised that the Purchaser must be prepared to bear the economic risk of an investment in the Company for an indefinite period because the Securities are not registered under the Securities Act.  The Purchaser has read the various risk factors described under the heading "Risks Related to Our Business" in Part I, Item 1A, "Risk Factors" in the Company’s annual report on Form 10-K for the fiscal year ended December 31, 2010.

 (g)Further Representations.  The Purchaser further represents and warrants that:

(1)           The funds to be tendered as payment for the Securities will not represent fundsborrowed by the Purchaser;

(2)           The Purchaser agrees not to reproduce, copy or otherwise distribute or make any use of the confidential information of the Company (other than: (i) for the purpose such confidential information was disclosed; or (ii) the disclosure thereof to the Purchaser’s legal, financial and tax advisors);

(3)           The Purchaser was not formed for the specific purpose of acquiring the Securities.

(4)           The execution of and performance of the transactions contemplated by this Agreement and compliance with their provisions by the Purchaser will not violate any provision of law and will not conflict with or result in any breach of any of the terms, conditions, or provisions of, or constitute a default under, or require a consent or waiver under, its organizational documents (each as amended to date and presently in effect) or any indenture, lease, agreement, or other instrument to which the Purchaser is a party or by which it or any of its properties is bound, or any decree, judgment, order, statute, rule or regulation applicable to the Purchaser

ARTICLE 3
OTHER AGREEMENTS OF THE PARTIES

     3.1  Publicity.  The parties agree that this Agreement and the transactions contemplated hereby will remain confidential until the Company files a Form 8-K or any other report with the U.S. Securities and Exchange Commission disclosing this Agreement.  The Purchaser agrees not to effect any purchase or sale of the securities of the Company until after such filing is made.

     3.2  Transfer Restrictions.

 (a)  The Purchaser hereby acknowledges that the Securities and any part hereof may only be disposed of in compliance with state and federal securities laws. In connection with any transfer of Shares, Warrant or Warrant Shares other than pursuant to an effective registration statement or Rule 144, to the Company or to an Affiliate of a Purchaser or in connection with a pledge, the Company may require the transferor thereof to provide to the Company an opinion of counsel selected by the transferor and reasonably acceptable to the Company, the form and substance of such opinion shall be reasonably satisfactory to the Company, to the effect that such transfer does not require registration of such transferred Shares, Warrant or the Warrant Shares under the Securities Act. Unless the transfer of the Warrant has been registered, no Warrant may be transferred to any person that is not an “accredited investor.”

 (b)  The Purchaser agrees to the imprinting, so long as is required, of a legend on any of the Shares, Warrant and Warrant Shares in the following form:

[THESE SHARES] [THIS WARRANT AND THE SHARES ISSUABLE UPON EXCERSISE OF THIS WARRANT] HAVE NOT BEEN REGISTERED WITH THE SECURITIES AND EXCHANGE COMMISSION OR THE SECURITIES COMMISSION OF ANY STATE IN RELIANCE UPON AN EXEMPTION FROM REGISTRATION UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), AND, ACCORDINGLY, MAY NOT BE OFFERED OR SOLD EXCEPT PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT OR PURSUANT TO AN AVAILABLE EXEMPTION FROM, OR IN A TRANSACTION NOT SUBJECT TO, THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT AND IN ACCORDANCE WITH APPLICABLE STATE SECURITIES LAWS AS EVIDENCED BY A LEGAL OPINION OF COUNSEL SATISFACTORY TO THE COMPANY TO SUCH EFFECT, THE SUBSTANCE OF WHICH SHALL BE REASONABLY ACCEPTABLE TO THE COMPANY.

     3.3  Board of Directors. The Purchaser shall be entitled to appoint 1 (one) director to the board of directors of the Company, and to substitute the director appointed by it, from time to time. The director appointed by the Purchaser shall not be dismissed or replaced without the Purchaser's prior written consent except for cause, in which event the Purchaser may appoint a replacement director.

     3.4  Pre-emptive Rights.

 (a)  If the Company proposes to issue or sell any new shares or other securities, of the Company ("New Securities"), the Company shall, at least fourteen (14) days prior to such issuance, offer to the Purchaser the right to purchase up to a pro-rata share of the New Securities on the same terms and conditions of such issuance of New Securities, based on the number of Company’s shares of common stock held by the Purchaser immediately prior to the issuance of New Securities, divided by the total number of shares of common stock of the Company on an issued and outstanding basis at that time prior to such issuance of New Securities (the "Preemptive Right"). By way of example and for the avoidance of doubt, if the Purchaser owns 100 shares, and there are 1,000 shares outstanding immediately prior to the time of such issuance of New Securities, then Purchaser may purchase up to 10% of the New Securities being issued.

 (b)  In the event the Company proposes to issue New Securities, it shall first give the Purchaser written notice of its intention, describing the type of New Securities, their price and the general terms upon which the Company proposes to issue the same (the "Preemptive Notice"). The Purchaser shall have fourteen (14) days after any such Preemptive Notice is delivered to agree to purchase its respective pro rata share of such New Securities for the price and upon the terms specified in the Preemptive Notice and any additional number of New Securities (if so available) by giving notice in writing to the Company and stating therein the maximum quantity of New Securities to be purchased by such Rights Holder.

 (c)  In the event the Purchaser fails to fully exercise the Preemptive Right within such fourteen (14) days period from delivery of the Preemptive Notice, the Company shall have one hundred and twenty (120) days thereafter to sell or enter into an agreement to sell the New Securities in respect to which the Preemptive Right is not exercised, at a price and upon terms not more favorable to the purchasers thereof than those terms specified in the Preemptive Notice. In the event the Company has not sold or entered into an agreement to sell the New Securities in accordance with the foregoing within one hundred and twenty (120) days, the sale or issuance of the New Securities shall be subject to the Purchaser's preemptive right, as set forth herein.

(d) The rights conferred upon Purchaser pursuant this section shall continue for as long as Purchaser holds not less than 10% of the issued and outstanding share capital of the Company.

ARTICLE 4
MISCELLANEOUS

     4.1  Fees and Expenses.  Each party shall pay the fees and expenses of its advisers, counsel, accountants and other experts, if any, and all other expenses incurred by such party in connection with this Agreement.  Purchaser acknowledges that the Company may pay a transaction fee to finders.

     4.2  Notices.  Any and all notices or other communications or deliveries required or permitted to be provided hereunder shall be in writing and shall be deemed given and effective on the earliest of: (a) the date of transmission, if such notice or communication is delivered via facsimile at the facsimile number or by email to the email address set forth on the signature page or (b) upon actual receipt by the party to whom such notice is required to be given.

     4.3  Successors and Assigns.  This Agreement shall be binding upon and inure to the benefit of the parties and their successors.  This Agreement is not assignable by either party.

     4.4  Governing Law.  All questions concerning the construction, validity, enforcement and interpretation of this Agreement shall be governed by and construed and enforced in accordance with the internal laws of the State of New York.  Each party agrees that all legal proceedings concerning the interpretations, enforcement and defense of the transactions contemplated by this Agreement (whether brought against a party hereto or its respective affiliates, directors, officers, shareholders, employees or agents) shall be commenced exclusively in the state and federal courts sitting in the City of New York. Each party hereby irrevocably submits to the exclusive jurisdiction of the state and federal courts sitting in the City of New York, borough of Manhattan for the adjudication of any dispute hereunder or in connection herewith or with any transaction contemplated hereby or discussed herein (including with respect to the enforcement of this Agreement).

     4.5  Survival of Representations.  The Purchaser agrees that all of the warranties, representations acknowledgments, confirmations, covenants and promises made in this Agreement shall survive its execution and delivery.

     4.6  Changes in Representations.  The Purchaser agrees to notify the Company immediately of any change in the representations, warranties or information pertaining to the Purchaser contained herein.

[Signature page immediately follows.]

IN WITNESS WHEREOF, the parties hereto have caused this Securities Purchase Agreement to be duly executed by their respective authorized signatories as of the date first indicated above.

By initialing the appropriate space below, the Purchaser hereby represents that the Purchaser:

______________ (initials)	is a corporation, a business trust, or a partnership, not formed for the specific purpose of acquiring the Shares, with total assets in excess of $5,000,000.

______________ (initials)	is a natural person whose individual net worth, or joint net worth with his or her spouse, exceeds $ 1,000,000.

______________ (initials)
is a natural person who had an individual income in excess of $200,000 in each of the two most recent years, or joint income with his or her spouse in excess of $300,000 in each of those years, and has a reasonable expectation of reaching the same income level in the current year.

______________ (initials)	is a trust with total assets in excess of $5,000,000, and was not formed for the specific purpose of acquiring the Shares.

RL___________ (initials)	is an entity in which all of the equity owners fall within one of the categories set forth above.

WIN GAMING MEDIA, INC.	WIGAM LLC
By: /s/Shimon Citron Name: Shimon Citron Title: CEO Office Address: 103 Foulk Rd., Wilmington, DE 19803, USA Fax No. 1-302-652-8667	By: /s/ Ron Lubash Name Ron Lubash Title: Authorized signatory Address: PHS Corporate Services 1313 Market St. Suite 5100 Wilmington, DE 19801, USA Fax No. 1-302-777-6595

Schedule 2.1(d)

Current Report on Form 8-K filed with the U.S. Securities and Exchange Commission on April 7, 2011 (the “8-K”).

The 8-K and its late filing will not have any material adverse effect  on the Company or its business and operations.